Exhibit 3.59

CERTIFICATE OF FORMATION

OF

PANAMSAT INTERNATIONAL SALES, LLC

(Pursuant to Section 18-201 of the Delaware Limited Liability Company Act)

THIS CERTIFICATE OF FORMATION of PanAmSat International Sales, LLC, dated as of February 17, 2012, has been duly executed and filed by the undersigned, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST: The name of the limited liability company formed hereby is PanAmSat International Sales, LLC (the “Company”).

SECOND: The address of the Company’s registered office in the State of Delaware is 2711 Centerville Road., Suite 400, Wilmington, County of New Castle, Delaware 19808.

THIRD: The name and address of the Company’s registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road., Suite 400, Wilmington, County of New Castle, Delaware 19808.

***

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on behalf of the Company as of the date first set forth above.

Authorized Person

By:	/s/ Patricia Casey
Name:	Patricia Casey